Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lake Shore Bancorp, Inc. and subsidiary (the “Registrant”) of our report dated March 22, 2024, relating to the consolidated financial statements as of and for the year ended December 31, 2023, which appears in the Registrant’s annual report on Form 10-K for the year ended December 31, 2024.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania

August 5, 2025